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                                                                      EXHIBIT 21


                             SUBSIDIARIES OF HARKEN
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 1.  AEX, Inc.
 2.  Burns Drilling Company
 3.  Chuska Resources Corporation
 4.  D-FW Resources Management, Inc.
 5.  Faulkinberry Oil & Gas Company, Inc.
 6.  Fisher-Webb, Inc.
 7.  Harken Bahrain Oil Company
 8.  Harken Canada, Ltd.
 9.  Harken Capitol Corporation
10.  Harken Costa Rica Holdings L.L.C.
11.  Harken de Colombia, Ltd.
12.  Harken de Colombia II, Limitada
13.  Harken de Colombia III, Limitada
14.  Harken de Colombia Holdings
15.  Harken de Mexico
16.  Harken de Peru Holdings
17.  Harken de Venezuela
18.  Harken Energy West Texas Inc.
19.  Harken Exploration Company
20.  Harken Focus Production Company
21.  Harken Gulf Exploration Company
22.  Harken International Ltd.
23.  Harken Operating Company
24.  Harken South America, Ltd.
25.  Kendrick & Mulligan Oil & Gas Incorporated
26.  Kennedy & Mitchell, Inc.
27.  KMI Acquisition Corporation
28.  KMI Capital Corporation
29.  McCulloch Energy, Inc.
30.  Search Acquisition Corp.
31.  South Coast Exploration Company
32.  Sunfield Energy Company
33.  Supreme Well Service Company
34.  XEI Acquisition Corporation
35.  XPLOR Energy Holding Company
36.  XPLOR Energy, Inc.
37.  XPLOR Energy Operating Company
38.  XPLOR Energy SPV-I, Inc.